UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 18, 2006

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2006, The Dress Barn, Inc. (“Dress Barn”) and Burt Steinberg, the Executive Director of the Board of Directors of Dress Barn, signed an agreement pursuant to which, effective as of July 30, 2006, Mr. Steinberg’s employment with Dress Barn will terminate and he will become a consultant to Dress Barn.

The material terms of Mr. Steinberg’s consulting agreement, effective as of July 30, 2006, include the following:

1. Mr. Steinberg will remain Executive Director of the Board of Directors of Dress Barn.

2. It is expected that Mr. Steinberg will provide consulting services for up to 40 days per year, at an annual consulting fee of $81,000.

3. Mr. Steinberg will no longer participate in any employee benefit plans.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

99.1	Agreement dated July 18, 2006 between Burt Steinberg and The Dress Barn, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN INC. (Registrant)

Date: July 18, 2006	By:	/s/ ARMAND CORREIA
Armand Correia
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Agreement dated July 18, 2006 between Burt Steinberg and The Dress Barn, Inc.